                                                                   EXHIBIT 25(b)
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)



                       THE FIRST NATIONAL BANK OF CHICAGO
               (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

A NATIONAL BANKING ASSOCIATION                                 36-0899825
                                                            (I.R.S. EMPLOYER
                                                          IDENTIFICATION NUMBER)

ONE FIRST NATIONAL PLAZA, CHICAGO, ILLINOIS               60670-0126
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                  (ZIP CODE)

                       THE FIRST NATIONAL BANK OF CHICAGO
                      ONE FIRST NATIONAL PLAZA, SUITE 0286
                          CHICAGO, ILLINOIS 60670-0286
             ATTN: LYNN A. GOLDSTEIN, LAW DEPARTMENT (312) 732-6919
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)



                               IES UTILITIES, INC.
               (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

IOWA                                                           42-0331370
(STATE OR OTHER JURISDICTION OF                             (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                           IDENTIFICATION NUMBER)


IES TOWER
200 FIRST STREET S.E.
P.O. BOX 351
CEDAR RAPIDS, IOWA                                        52406
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                  (ZIP CODE)

                           SUBORDINATED DEBENTURES
                       (TITLE OF INDENTURE SECURITIES)

ITEM 1.  GENERAL INFORMATION.  FURNISH THE FOLLOWING
         INFORMATION AS TO THE TRUSTEE:

         (a)      NAME AND ADDRESS OF EACH EXAMINING OR
         SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

         Comptroller of Currency, Washington, D.C., Federal Deposit Insurance Corporation, Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

         (b)      WHETHER IT IS AUTHORIZED TO EXERCISE
         CORPORATE TRUST POWERS.

         The trustee is authorized to exercise corporate trust powers.

ITEM 2.  AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR
         IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
         SUCH AFFILIATION.

         No such affiliation exists with the trustee.


ITEM 16. LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A
         PART OF THIS STATEMENT OF ELIGIBILITY.

                  1. A copy of the articles of association of the trustee now in effect.*

                  2. A copy of the certificates of authority of the trustee to commence business.*

                  3. A copy of the authorization of the trustee to exercise corporate trust powers.*

                  4.  A copy of the existing by-laws of the trustee.*

                  5.  Not Applicable.

                  6.  The consent of the trustee required by
                      Section 321(b) of the Act.

                  7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

                  8.  Not Applicable.

                  9.  Not Applicable.


         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and the State of Illinois, on this 25th day of July, 1997.


                      THE FIRST NATIONAL BANK OF CHICAGO,
                      TRUSTEE

                      By  /s/ John R. Prendiville
                           John R. Prendiville
                           Vice President




* EXHIBIT 1, 2, 3 AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 16 OF THE FORM T-1 OF THE FIRST NATIONAL BANK OF CHICAGO, FILED AS EXHIBIT 25.1 TO THE REGISTRATION STATEMENT ON FORM S-3 OF SUNAMERICA, INC., FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 25, 1996 (REGISTRATION NO. 333-14201).

                                    EXHIBIT 6



                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT



                                                         July 25, 1997


Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

         In connection with the qualification of an indenture between IES Utilities, Inc. and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                    Very truly yours,

                                    THE FIRST NATIONAL BANK OF CHICAGO

                                         By    /s/ John R. Prendiville
                                               John R. Prendiville
                                               Vice President

                                    EXHIBIT 7

Legal Title of Bank: The First National Bank of Chicago Call Date: 03/31/97 ST-BK: 17-1630 FFIEC 031
Address:              One First National Plaza, Ste 0303               Page RC-1
City, State  Zip:             Chicago, IL  60670
FDIC Certificate No.: 0/3/6/1/8

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR MARCH 31, 1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                                                                   C400
                                                                            DOLLAR AMOUNTS IN                  ------------
                                                                                THOUSANDS          RCFD        BIL MIL THOU
                                                                            -----------------      ----        ------------
ASSETS
1.  Cash and balances due from depository institutions (from Schedule
    RC-A):
    a. Noninterest-bearing balances and currency and coin(1)                                       0081        3,871,170     1.a.
    b. Interest-bearing balances(2)                                                                0071        6,498,314     1.b.
2.  Securities
    a. Held-to-maturity securities (from Schedule RC-B, column A)                                  1754                0     2.a.
    b. Available-for-sale securities (from Schedule RC-B, column D) ...                            1773        3,901,208     2.b.
3.  Federal funds sold and securities purchased under agreements to
    resell                                                                                         1350        4,612,975     3.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule
    RC-C)                                                                 RCFD 2122  23,345,201                              4.a.
    b. LESS: Allowance for loan and lease losses                          RCFD 3123     420,963                              4.b.
    c. LESS: Allocated transfer risk reserve                              RCFD 3128           0                              4.c.
    d. Loans and leases, net of unearned income, allowance, and
       reserve (item 4.a minus 4.b and 4.c)                                                        2125       22,924,238     4.d.
5.  Trading assets (from Schedule RD-D)                                                            3545        8,792,158     5.
6.  Premises and fixed assets (including capitalized leases)                                       2145          706,928     6.
7.  Other real estate owned (from Schedule RC-M)                                                   2150            6,563     7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M)                                                                 2130           61,551     8.
9.  Customers' liability to this bank on acceptances outstanding                                   2155          488,866     9.
10. Intangible assets (from Schedule RC-M)                                                         2143          291,569     10.
11. Other assets (from Schedule RC-F)                                                              2160        1,775,283     11.
12. Total assets (sum of items 1 through 11)                                                       2170       53,930,823     12.


(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

Legal Title of Bank: The First National Bank of Chicago Call Date: 03/31/97 ST-BK: 17-1630 FFIEC 031
Address:              One First National Plaza, Ste 0303               Page RC-2
City, State  Zip:             Chicago, IL  60670
FDIC Certificate No.: 0/3/6/1/8

SCHEDULE RC-CONTINUED

                                                                         DOLLAR AMOUNTS IN
                                                                             Thousands                    BIL MIL THOU
                                                                         -----------------                ------------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C
       from Schedule RC-E, part 1)                                                       RCON 2200        21,550,056        13.a.
       (1) Noninterest-bearing(1)                                      RCON 6631  8,895,137                                 13.a.1
       (2) Interest-bearing                                            RCON 6636 12,654,919                                 13.a.2
    b. In foreign offices, Edge and Agreement subsidiaries, and
       IBFs (from Schedule RC-E, part II)                                                RCFN 2200        12,364,650        13.b.
       (1) Noninterest bearing                                         RCFN 6631    287,496                                 13.b.1
       (2) Interest-bearing                                            RCFN 6636 12,077,154                                 13.b.2
14. Federal funds purchased and securities sold under agreements
    to repurchase:                                                                       RCFD 2800         3,817,421        14
15. a. Demand notes issued to the U.S. Treasury                                          RCON 2840            63,621        15.a.
    b. Trading Liabilities (from Schedule RC-D) .....................                    RCFD 3548         5,872,831        15b.
16. Other borrowed money:
    a. With original maturity of one year or less                                        RCFD 2332         2,607,549        16.a.
    b. With original  maturity of more than one year                                     RCFD 2333           322,414        16b.
17. Not applicable
18. Bank's liability on acceptance executed and outstanding                              RCFD 2920            488,866       18.
19. Subordinated notes and debentures                                                    RCFD 3200          1,550,000       19.
20. Other liabilities (from Schedule RC-G)                                               RCFD 2930          1,196,229       20.
21. Total liabilities (sum of items 13 through 20)                                       RCFD 2948         49,833,637       21.
22. Not applicable
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus                                        RCFD 3838                  0       23.
24. Common stock                                                                         RCFD 3230            200,858       24.
25. Surplus (exclude all surplus related to preferred stock)                             RCFD 3839          2,944,244       25.
26. a. Undivided profits and capital reserves                                            RCFD 3632            954,885       26.a.
    b. Net unrealized holding gains (losses) on available-for-sale
       securities                                                                        RCFD 8434             (1,089)      26.b.
27. Cumulative foreign currency translation adjustments                                  RCFD 3284             (1,712)      27.
28. Total equity capital (sum of items 23 through 27)                                    RCFD 3210          4,097,186       28.
29. Total liabilities, limited-life preferred stock, and equity
    capital (sum of items 21, 22, and 28)                                                RCFD 3300         53,930,823       29.

Memorandum
To be reported only with the March Report of Condition.
1.  Indicate in the box at the right the number of the statement below that best describes the  most
    comprehensive level of auditing work performed for the bank by independent external                   Number
    auditors as of any date during 1996 ..............................................   RCFD 6724                  2       M.1.

1 =     Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 =     Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 =     Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4 =     Directors' examination of the bank performed by other external auditors
         (may be required by state chartering authority)

5 =     Review of the bank's financial statements by external auditors

6 =     Compilation of the bank's financial statements by external auditors

7 =     Other audit procedures (excluding tax preparation work)

8 =     No external audit work


(1) Includes total demand deposits and noninterest-bearing time and savings deposits.